SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.          )

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:
         |_| Preliminary Proxy Statement      |_|  Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
         [X] Definitive Proxy Statement
         |_| Definitive Additional Materials
         |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Seabulk International, Inc.
--------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box): [X] No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         |_| Fee paid previously with preliminary materials:

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                        Seabulk International, Inc.

               NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held May 14, 2002

TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Seabulk International, Inc. (the "Company") will be held at 10:30 a.m. local time on May 14, 2002, at the Port Everglades Administration Building, 1850 Eller Drive, Ft. Lauderdale, Florida, for the following purposes:

1. to elect three Class III Directors to serve on the Board of Directors for a three-year term;

2. to consider and approve amendment of the Seabulk International, Inc. Amended and Restated Equity Ownership Plan to increase the number of shares of the Company's Common Stock available for issuance under such Plan from 800,000 to 1,300,000;

3. to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2002; and

4. to transact such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors fixed the close of business on March 22, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

         If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting. Because of security requirements at Port Everglades, you should also call Investor Relations at 954-524-4200, ext. 333 and leave your name so that the Port has a list of attendees prior to the Meeting.

         Your vote is important to the Company. We encourage you to sign and return your proxy card, or use telephone or Internet voting, before the meeting, so that your shares will be represented and voted at the meeting.

                                By Order of the Board of Directors,

                                / s / Alan R. Twaits

                                Alan R. Twaits
                                Senior Vice President,
                                General Counsel and Secretary
Fort Lauderdale, Florida
April 12, 2002

                           Seabulk International, Inc.


                               2200 Eller Drive
                        Fort Lauderdale, Florida 33316
                              Tel: (954) 523-2200


                                 PROXY STATEMENT
                                     FOR THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS


         This Proxy Statement is furnished to the holders of the Common Stock of Seabulk International, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 14, 2002 and any adjournments thereof (the "Meeting").

         The enclosed proxy is for use at the Meeting if the shareholder will not be able to attend in person. Any shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy also may be revoked by any shareholder present at the Meeting who votes his or her shares in person.

         All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the shares will be voted FOR the election of the named nominees for election as Directors and FOR each of the other proposals set forth in the Notice of 2002 Annual Meeting of Shareholders and this Proxy Statement.

         Only holders of record of Common Stock at the close of business on March 22, 2002 are entitled to vote at the Meeting. On that date, 10,505,017 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting. Holders of a majority of the outstanding shares of Common Stock are required to be represented in person or by proxy to constitute a quorum for holding the Meeting.

         The Notice of 2002 Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy, and the 2001 Annual Report to Shareholders were first mailed to Shareholders on or about April 12, 2002.

                       1. ELECTION OF CLASS III DIRECTORS

         The Company's Certificate of Incorporation and By-Laws provide for the division of the Board of Directors into three classes, designated Class I, Class II, and Class III, with staggered terms of three years. The terms of Class III, Class I, and Class II directors currently expire in 2002, 2003, and 2004, respectively.

         The Board currently consists of eight members: Class I, comprised of Messrs. Fitzgerald, Gaffney and Keiser; Class II, comprised of Messrs. McGovern and Moore; and Class III, comprised of Messrs. Cressy, Kurz and Shepherd. At the Meeting, three Class III directors are to be elected to serve for a term of three years or until their successors are duly elected.

Directors and Nominees

Nominees

         The following are the nominees to serve as Class III members of the Board of Directors:

     Name                               Age      Current Position

Peter H. Cressy(2) (3)..............    60       Director
Gerhard E. Kurz.....................    62       President, Chief Executive
                                                     Officer and Director
Donald R. Shepherd (1) (4)..........    65       Director

Continuing Directors

     The following are the continuing Class I and II members of the Board of
Directors:

     Name                               Age    Current Position

James J. Gaffney(1) (4).............    61     Chairman of the Board
Jean Fitzgerald (3).................    75     Director
Robert L. Keiser (1) (3)............    59     Director
John F. McGovern(2) (4).............    55     Director
Thomas P. Moore, Jr.(2) (4)  .......    63     Director

(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.
(3)  Member of the External Affairs Committee.
(4)  Member of the Finance Committee.

         Dr. Cressy, a director of the Company since March 2000, has been President and Chief Executive Officer of the Distilled Spirits Council of the United States, Inc. (DISCUS) since September 1999. Prior to joining DISCUS, he was Chancellor of the University of Massachusetts at Dartmouth for six years. From 1991 to 1993, he was President of the Massachusetts Maritime Academy. Dr. Cressy, who has a Ed.D. in education from the University of San Francisco and is a Yale graduate, is a retired U.S. Navy Rear Admiral. He joined the Navy in 1963. During his 28-year career, he held senior positions at the State Department, on Capitol Hill, at the Pentagon and held major command assignments. He concluded his naval career as Commander, Fleet Air Mediterranean and Commander, NATO Air Mediterranean during Operation Desert Storm. Dr. Cressy is a Director of the distilled spirits industry's educational foundation, The Century Council.

         Mr. Fitzgerald has served as a director of the Company since March 1994. He was Chairman and Chief Executive Officer of the Company from June 1999 to April 2000. From 1992 to 1999, he served in a variety of consulting and association management positions. From 1990 to 1992, he was Executive Vice President of NDE Testing & Equipment, Inc., a nationwide storage-tank testing company. From 1988 to 1990, he was with Frederic R. Harris, Inc., an international consulting engineering firm. Mr. Fitzgerald was a co-founder and the President of American Tank Testing Service, Inc., a firm that was subsequently acquired by NDE Environmental Corporation, from 1986 to 1987. In 1982 and 1983, he served as the Company's Vice President for Governmental Affairs. His other business experience includes service as President of Tracor Marine, Inc. from 1976 to 1979 and Director of Engineering of Tracor's Systems Technology Division from 1974 to 1976. Mr. Fitzgerald retired from the U.S. Navy in 1974 with the rank of Captain. During his naval career he commanded major fleet units at sea and served in the offices of the Chief of Naval Operations and the Secretary of Defense. He is a past Commissioner and Chairman of the Port Everglades Authority. Mr. Fitzgerald was a Class III director until March 2002, when he was appointed by the Board of Directors to be a Class I director to fill a vacancy in that class.

         Mr. Gaffney has been a director since December 1999 and Chairman of the Board since April 2000. He is a consultant to GS Capital Partners II, LP, a private investment fund affiliated with Water Street Recovery Fund I, LP and Goldman Sachs & Co. He is also Vice Chairman of Viking Pacific Holdings, Ltd. He was previously Chairman of Vermont Industries, Ltd., a New Zealand-based diversified holding company involved in manufacturing and distribution from 1997 to 1999. From 1995 to 1997, he was President and Chief Executive Officer of General Aquatics, Inc., a company involved in swimming pool construction and the manufacture of swimming pool equipment. From 1993 to 1995, he was President and Chief Executive Officer of KDI Corporation, a conglomerate with interests in swimming pool construction and related equipment, defense and cellular electronics products, and the engineering and metal plating industries. Mr. Gaffney is a Director of Imperial Sugar Company, SCP Pool Corporation, Safelite Glass Corp. and Hexcel Corporation.

         Mr. Keiser has served as a director since March 2000. He is former Chairman of the Board of the Kerr-McGee Corporation, an international energy concern, from which he retired in 1999. He was previously Chairman and Chief Executive Officer of the Oryx Energy Company from 1995 to 1999, and Chief Operating Officer from 1991 to 1994. A graduate of the University of Missouri in Rolla, he joined the Sun Company, Inc. in 1965 and became Vice President of Planning and Development for Oryx when that company was spun off from Sun in 1988. Mr. Keiser is a member of the Board of Trustees of his alma mater and a member of the Society of Petroleum Engineers.

         Mr. Kurz has been Chief Executive Officer and a Director of the Company since April 2000 and was appointed President in September 2000. He formerly served as President of Mobil Shipping and Transportation Company (MOSAT), a Mobil Oil-affiliated company from which he retired in March 2000. Mr. Kurz joined Mobil in London in 1964 as a Chartering Assistant. In 1965 he was transferred to Mobil's Marine Division in New York. After a series of assignments, he was named Vice President of Planning, Middle East and Marine Transportation, and then President of MOSAT in 1989. Mr. Kurz is past Chairman of the Marine Preservation Association and the Oil Companies International Marine Forum. He serves on the Board of Directors of the American Bureau of Shipping and previously chaired its Finance and Nominating Committees. He also serves on the Boards of the Seamen's Church Institute, the Coast Guard Foundation, and the Newport News Mariners' Museum. He is a founding member and Chairman of the Massachusetts Maritime Academy's International Business Advisory Council and a member of the International Advisory Board to the Panama Canal Authority. Mr. Kurz is the recipient of numerous awards and honors, including the International Maritime Hall of Fame Award, the 1999 SeaTrade "Personality of the Year" award, the Seamen's Church Institute Silver Bell Award, the Order of the U.S.S. St. Mary's Medal from the State University of New York Maritime College, and the U. S. Coast Guard Award and Medal for Meritorious Public Service. He holds an Honorary Doctorate Degree from Massachusetts Maritime Academy.


         Mr. McGovern has been a director of the Company since December 1999. He has been affiliated with Aurora Capital LLC since 1999. From 1981 to 1999, he held a series of executive positions with Georgia Pacific Corporation, rising from Vice President-Project Financing in 1981 to Executive Vice President and Chief Financial Officer from 1994 until 1999. From 1972 to 1981, he was a Vice President with Chase Manhattan Bank in its Forest Products and Packaging Division. Mr. McGovern is a Director and the Chief Executive Officer of ChanneLinx, Inc. and also serves as a Director of Forest2Market and the Morehouse School of Medicine.

         Mr. Moore, a director of the Company since December 1999, is a Principal of State Street Global Advisors and is a member of the State Street Global Advisors International Equity Team. From 1986 through 2001, he was a Senior Vice President of State Street Research & Management Company and was head of the State Street Research International Equity Team. From 1977 to 1986 he served in positions of increasing responsibility with Petrolane, Inc., including Administrative Vice President (1977-1981), President of Drilling Tools, Inc., an oilfield equipment rental subsidiary (1981-1984), and President of Brinkerhoff-Signal, Inc., an oil well contract drilling subsidiary (1984-1986). Mr. Moore is a Chartered Financial Analyst and a Director of First Community Bank in Woodstock, VT.

         Mr. Shepherd has been a director of the Company since December 1999. He served as Chairman of Loomis, Sayles & Company, L.P., an investment management firm, from 1992 to 1995 and as its Chief Executive Officer from 1990 to 1995, having joined the firm in 1972 as Vice President-Portfolio Management. He was named Managing Partner in 1981 and served as a Director from 1985 to 1995. Mr. Shepherd has a B.B.A. from the University of Michigan and is a Director of Advantica Restaurant Group.

Certain Board Information

         The Board of Directors supervises the management of the Company as provided by Delaware law. The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the External Affairs Committee, and the Finance Committee.

         The Audit Committee reviews, with the Company's independent public accountants, the annual financial statements of the Company; reviews the work of, and approves audit services performed by, such independent public accountants; makes annual recommendations to the Board for the appointment of independent public accountants for the ensuing year; and administers the Company's policy with respect to transactions with affiliated persons. Its current members are Messrs. McGovern (Chairman), Cressy and Moore.

         The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all executive officers of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company. The Compensation Committee administers the Company's bonus and stock plans. The Compensation Committee is also responsible for executive succession planning. Its current members are Messrs. Gaffney (Chairman), Shepherd and Keiser.

         The External Affairs Committee reviews and advises the Board and the Company's management on the Company's external affairs initiatives and programs, such as compliance and communications programs and crisis planning. It also monitors the Company's investor relations initiatives. Its current members are Messrs. Cressy (Chairman), Fitzgerald and Keiser.

         The Finance Committee's role is to review financing and other capital proposals and make recommendations to the Board. Its current members are Messrs. Shepherd (Chairman), Gaffney, McGovern and Moore.

         The Board of Directors held five meetings during the year ended December 31, 2001. The Compensation Committee held four meetings; the Audit Committee held seven meetings; the External Affairs Committee held four meetings, and the Finance Committee held eight meetings during 2001. All of the Company's incumbent directors attended 100% of the meetings of the Board and of the committees of which they were members.

         The Company's By-Laws provide for the mandatory retirement of directors at the end of the term during which they reach the age of 72.

Director Compensation

         Directors not employed by the Company are paid an annual retainer of $24,000, with the exception of the Chairman who was paid an annual retainer at a rate of $75,000 per annum; $1,500 per board meeting and $1,000 per board committee meeting ($750 and $500, respectively, if telephonic) attended; and are reimbursed by the Company for reasonable out-of-pocket expenses incurred for attendance at such meetings in accordance with Company policy. All committee chairmen not employed by the Company are also paid an annual retainer of $5,000.

         Under the Stock Option Plan for Directors, each outside director was granted stock options for 4,000 shares and the Chairman was granted stock options for 8,000 shares in 2001. The directors are eligible for additional grants of 4,000 options each year and 8,000 each year for the Chairman, on the Annual Meeting date.

         The Board of Directors unanimously recommends that the shareholders vote FOR the election of Messrs. Cressy, Kurz and Shepherd as Class III Directors to serve for a term of three years. Election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting. Shares represented by the enclosed proxy will be voted for the election of the aforementioned candidates unless authority is withheld. If for any reason any of these directors is not a candidate for election as a director at the Meeting as the result of an event not now anticipated, the shares represented by the enclosed proxy will be voted for such substitute as shall be designated by the Board.

Executive Compensation

         The following table sets forth the compensation for the Chief Executive Officer during 2001 and each of the four most highly compensated individuals serving as executive officers at the end of 2001 whose annual remuneration exceeded $100,000 (the "Named Executives").

                           Summary Compensation Table

                                                                                      Long-Term Compensation
                                                                                        Awards           Payouts
                                                                               Restricted    Securities                  All
                                       Annual Compensation      Other Annual      Stock      Underlying   LTIP          Other
Name and Principal Position   Year     Salary        Bonus    Compensation(1)   Awards(2)     Options   Payouts   Compensation(3)
---------------------------   ----   -----------   ---------   --------------- -----------  -----------  -------   ---------------
Gerhard E. Kurz............   2001    $  350,000   $ 315,000    $     1,000     $ 98,750         --            --   $     12,420
 President and                2000       233,333     350,000         13,268           --         --            --             --
 Chief Executive Officer      1999            --          --             --           --         --            --             --


Andrew W. Brauninger.......   2001       180,000      32,000             --           --         --            --         11,268
Senior Vice President -       2000       180,000      25,000          1,553           --         --            --         11,268
Offshore Division             1999       198,000      98,900         19,068           --         --            --         11,839
`

J. Stephen Nouss(4)........   2001       180,000      27,000             --           --         --            --         11,268
Senior Vice President and     2000        70,962          --             --           --         --            --             --
Chief Financial Officer       1999            --          --             --           --         --            --             --


L. Stephen Willrich........   2001       172,917      22,000          2,800           --         --            --         11,268
 Senior Vice President -      2000       141,667      15,000          8,400           --         --            --         10,589
 Tanker Division              1999       136,500      45,730          8,400           --         --            --         11,076


William R. Ludt............   2001       175,000      24,000             --           --         --            --         11,268
 Senior Vice President-       2000       175,000      15,000            129           --         --            --         11,268
 Towing Divison               1999       106,858      25,000             --           --         --            --          6,476


(1) For 2001, reflects club dues in the amount of $1,000 for Mr. Kurz and automobile allowance in the amount of $2,800 for Mr. Willrich. For 2000, reflects personal use of Company automobiles and automobile allowance in the amounts of $1,553, $129 and $8,400 for Messrs. Brauninger, Ludt, and Willrich, respectively, club and professional membership payments of $568 for Mr. Kurz and housing allowance of $12,700 for Mr. Kurz. For 1999, reflects personal use of Company automobile and automobile allowance in the amount of $621 and $8,400 for Messrs. Brauninger and Willrich, respectively, and moving allowances of $18,447 for Mr. Brauninger.
(2) For 2001, reflects 25,000 shares of restricted stock in exchange for 25,000 unexercised stock options awarded pursuant to the Company's Amended and Restated Equity Ownership Plan.
(3) For 2001, reflects 401(k) contributions of $10,500 each for Messrs. Kurz, Nouss, Brauninger, Ludt and Willrich, and life insurance premium payments of $1,920 for Mr. Kurz and $768 each for Messrs. Nouss, Brauninger, Ludt and Willrich. For 2000, reflects 401(k) contributions of $10,500 for Messrs. Brauninger and Ludt, and life insurance premium payments of $768 each for Messrs. Brauninger and Ludt and $576 for Mr. Willrich. For 1999, reflects 401(k) contributions of $11,200 for Mr. Brauninger, $10,500 for Mr. Willrich and $6,298 for Mr. Ludt, and life insurance premium payments of $639 and $178 for Messrs. Brauninger and Ludt.
(4) Mr. Nouss resigned as Senior Vice President and Chief Financial Officer effective March 31, 2002.

         The following table contains information concerning stock options granted to each of the Named Executives in 2001.


                                                                                                         Potential Realizable Value
                                                                                                          at Assumed Annual Rates
                                                       Percent Shares                                    of Stock Appreciation for
                                     Total Shares        Underlying                                              Option Term(1)
                                     Underlying       Options Granted     Per Share                     ---------------------------
Name                              Options Granted      to Employees     Exercise Price   Expiration Date       5%            10%
----                              ---------------      ------------     --------------   ---------------   ----------    ----------
Gerhard E. Kurz (2)..........                --              --%            $     --                --     $      --     $      --

Andrew W. Brauninger.........            12,000             4.2                 7.75          03/29/11        58,487       148,218
                                         10,000             3.5                 3.95          12/03/11        24,481        62,953

J. Stephen Nouss (2).........                --              --                   --                --            --            --

L. Stephen Willrich..........             7,000             2.5                 7.75          03/29/11        34,117        86,461
                                          4,000             1.4                 3.95          12/03/11         9,936        25,181

William R. Ludt..............             4,000             1.4                 7.75          03/29/11        19,496        49,906



(1) The dollar amounts are the result of calculations at specified rates of appreciation and are not intended to forecast possible future appreciation.
(2)  No stock options were granted in 2001.



          The following table contains information concerning the year-end value of unexercised options:


                                   Number of Underlying Unexercised    Value of Unexercised In-the-Money
                                     Options at December 31, 2001         Options at December 31, 2001
                                     ----------------------------         ----------------------------
Name                              Exercisable         Unexercisable      Exercisable      Unexercisable
Gerhard E. Kurz..............        112,500(1)           112,500               0                 0

Andrew W. Brauninger.........         16,000               22,000               0                 0

J. Stephen Nouss.............          6,666               13,334               0                 0

L. Stephen Willrich..........          8,000               11,000               0                 0

William R. Ludt..............         16,000                4,000               0                 0




(1) In December 2001, 75,000 unexercised options were cancelled in exchange for 75,000 shares of restricted stock.

Employment Agreements

         The Company has an employment agreement with Mr. Kurz to serve as Chief Executive Officer. The agreement, which expires December 31, 2002, provides for an initial annual base salary of $350,000, subject to annual review by the Board of Directors for possible upward adjustment based on Company policy and contributions made by Mr. Kurz. Mr. Kurz is eligible for a bonus targeted to 100% of his base salary, based upon the Company's achievement of performance targets agreed upon annually, with a minimum guaranteed bonus of $175,000 for 2000. He was granted options to purchase 75,000 shares of the Company's common stock upon effectiveness of the agreement, and options to purchase an additional 225,000 shares, 112,500 of which vested on January 1, 2001, and 112,500 of which will vest on December 31, 2002, which grants were approved by the Company's stockholders as part of the Company's Amended and Restated Equity Ownership Plan in June 2000. On December 3, 2001 the options for 75,000 shares were cancelled and in exchange Mr. Kurz was granted 75,000 shares of restricted stock pursuant to the Amended and Restated Equity Ownership Plan. The forfeiture restrictions lapsed as to 25,000 shares on December 4, 2001, and will lapse as to 25,000 shares on December 3, 2002 and as to 25,000 shares on December 3, 2003. If Mr. Kurz's employment is terminated by the Company "without cause" or for "good reason" (each as defined in the agreement), he is entitled to the remainder of his base salary and the maximum bonus to which he would be entitled for the term of the agreement. If his employment is terminated following a "change in control" of the Company (as defined in the agreement), he is entitled to receive two times his annual base salary plus two times his maximum bonus. His employment agreement was amended in July 2001 from the original provision, which provided one year's base salary and one year's maximum bonus if a "change of control" occurred after December 31, 2001.

Benefits Agreements

         In April 2000 the Company entered into an oral consulting agreement with Jean Fitzgerald in connection with his resignation as Chairman and Chief Executive Officer. Under the agreement, the Company agreed to make consulting payments to Mr. Fitzgerald from May through December 2000 aggregating $120,000 in return for certain services performed at the request of the Company. The Company entered into a new Consulting Agreement with Mr. Fitzgerald effective January 1, 2001 to June 30, 2001, in which Mr. Fitzgerald was paid $8,000 per month. The new Consulting Agreement was amended to provide for payments of $8,000 per month through December 31, 2001. Payments for 2001 aggregated $96,000.

         In August 2000, the Company entered into a severance agreement with Eugene F. Sweeney in connection with his resignation as President and Chief Operating Officer. Under the agreement, the Company agreed to make severance payments to Mr. Sweeney aggregating $450,000 over an 18-month period from December 2000 to June 2002. The agreement also includes provisions prohibiting Mr. Sweeney from being involved in any business enterprise that competes with the Company and from disclosing or using the Company's confidential information.

Report of the Compensation Committee on Executive Compensation

         The Compensation Committee is responsible for supervising the Company's executive compensation policies, approving the employee stock compensation awards under approved plans, reviewing and approving officers' salaries and bonuses, approving significant changes in executive employee benefits, recommending to the Board such other forms of remuneration and compensation policies as it deems appropriate, and reviewing executive succession strategies with the CEO for approval by the Board. The Compensation Committee is composed of three directors who are not employees of the Company.

  Compensation Philosophy

         The Company's executive compensation program is designed to attract, retain, and motivate a highly qualified and experienced senior management team. The Compensation Committee believes that these objectives can best be obtained by directly tying executive compensation to meeting annual and long-term financial performance goals and to appreciation in the Company's stock price. In accordance with these objectives, the total compensation program for the executive officers of the Company and its subsidiaries consists of three components, which are examined and utilized by the Compensation Committee:

         (1)    base salary;

         (2) annual performance bonuses based upon achievement of Company financial, individual, and departmental performance objectives; and

         (3) long-term equity incentives such as stock options and other incentive awards, which may be conditioned upon future events such as continued employment and/or the attainment of performance and financial objectives. Performance objectives may be measured by reference to the financial results of the Company (or a subsidiary or division of the Company).

         It is the Company's policy to consider the deductibility of executive compensation under applicable income tax rules as a factor used to make specific compensation determinations consistent with the goals of the Company's executive compensation program.

Base Salary

         The base salaries of the Company's executive officers are determined by the Compensation Committee by evaluating the responsibilities of the positions, experience, and performance in conjunction with the evalutions and recommendations of the CEO. The Company's financial performance is also a factor. To assist in establishing salary levels, the Compensation Committee may from time to time take into consideration salary levels of executives at other companies in the marine transportation industry, and at other companies of comparable size in the geographic region of the Company.

Annual Bonus

         The Company's annual bonus program is intended to promote superior performance by making incentive compensation an important part of executive compensation. In calculating such bonuses, the Compensation Committee examines both objective performance, in which a given executive's performance is measured in terms of the Company's and its business units' financial results compared to budgeted targets, as well as individual and departmental goals, and subjective performance, which is evaluated with the use of performance evaluation criteria.

         Non-executive management individuals are also entitled to receive annual bonuses based upon a percentage of their base salaries and the Company's and/or the individual's performance.

Long-Term Incentives

         The Compensation Committee believes that it is important to provide executive officers incentive compensation based upon the Company's stock price performance, thus aligning the interests of its executive officers with those of its shareholders and encouraging them to contribute to the Company's long-term success. Such incentive compensation, accomplished through the award of stock options and/or restricted stock, provides the added benefit of encouraging employees to remain in the service of the Company.

CEO Compensation

         In setting the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary which is (a) competitive with that paid by companies within the industry which are of comparable size to the Company; (b) competitive with that paid by companies outside the industry with which the Company competes for executive talent; and (c) commensurate with the high risks inherent in the waterborne transportation of petroleum and chemical products; the strict governmental regulation of such operations and large penalties provided by law in certain instances of groundings, collisions, and spills; and the complexities of the Chief Executive Officer's duties and responsibilities growing out of the Company's diverse operations within its three segments; and
(ii) make a significant percentage of the total compensation package contingent upon the Company's performance and financial results.

                                             COMPENSATION COMMITTEE
                                             James J. Gaffney, Chairman
                                             Robert L. Keiser
                                             Donald R. Shepherd

                                             March 28, 2002

Report of the Audit Committee

         Under the guidelines of a written charter adopted by the Board of Directors, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. A copy of the Charter is included in Appendix A to this Proxy Statement. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, and the reasonableness of significant judgments.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

         The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held seven meetings during fiscal year 2001.


         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                                     AUDIT COMMITTEE
                                                     John F. McGovern, Chairman
                                                     Peter H. Cressy
                                                     Thomas P. Moore, Jr.

                                                     March 28, 2002

Relationship with Independent Accountants

         Ernst & Young LLP ("E&Y") is the independent accounting firm that audits the financial statements of the Company and its subsidiaries.

         In addition to performing the audit of the Company's consolidated financial statements, E&Y provided other services during 2001. The aggregate fees billed for 2001 for each of the following categories of fees and services are set forth below.

                   Services                            Fees
                   --------                            ----

            Annual Audit Fees                           $450,048

            Audit-related Fees                          $126,966

            All other services                          $ 45,246

         E&Y did not provide any services related to financial information systems design and implementation during 2001.

         The Audit Committee of the Company's Board reviews summaries of the services provided by E&Y and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of E&Y.

         On recommendation of the Audit Committee, the Board has appointed E&Y to audit the 2002 financial statements. Representatives from this firm will be at the Annual Meeting to make a statement, if they choose, and to answer any questions you may have.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company believes that each such person complied with such filing requirements during the fiscal year ended December 31, 2001 except that a Form 4 for Thomas P. Moore, Jr. due on September 10 did not get filed until September 13, 2001. Although Mr. Moore signed the Form 4 and delivered it to the Company prior to its due date, the filing was delayed because of a miscommunication between the Company and its filing agent.

Certain Transactions

         Mr. Fitzgerald, a director, was paid consulting fees of $96,000 for the period January 2001 through December 2001. Mr. Shepherd, also a director, was paid a fee of $1,500 for consulting services he rendered to the Company in 2001.

Common Stock Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 2002 by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) each director of the Company and each nominee, (iii) each Named Executive, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                       Shares        Percent
     Name and Address of                             Beneficially Beneficially
     Beneficial Owner(1)                               Owned(2)      Owned(2)
     ----------------                                -----------  -----------

Loomis, Sayles & Company, L.P..........             5,428,603(3)     50.1%
One Financial Center
Boston, MA 02111

Merrill Lynch Investment Managers......             1,764,000(3)     16.3%
800 Scudders Mill Road
Plainsboro, NJ 08536

Gerhard E. Kurz.......................        .       192,500          *

Jean Fitzgerald........................                30,500          *

James J. Gaffney.......................                20,000          *

Andrew W. Brauninger...................                16,000          *

William R. Ludt........................                16,000          *

J. Stephen Nouss.......................                 6,666          *

L. Stephen Willrich....................                 8,000          *

Robert L. Keiser.......................                15,000          *

Thomas P. Moore, Jr....................                14,000          *

Peter H. Cressy........................                10,000          *

John F. McGovern.......................                10,000          *

Donald R. Shepherd.....................                10,000          *

All executive officers and directors
as a group (12 persons)................               348,666         3.2%

*   Less than one percent

(1) Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Seabulk International, Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.
(2) Includes shares issuable upon the exercise of options that have vested and are exercisable within 60 days of the date of this Proxy Statement. The shares underlying such options are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(3) Loomis, Sayles & Company, L.P. and Merrill Lynch Investment Managers hold these securities as discretionary investment managers for a number of client accounts.

Performance Graph

         The following graph compares the performance of the Company's Common Stock to the cumulative total return to shareholders of (i) the stocks included in the NASDAQ National Market - United States Index and (ii) the Company's Peer Group Index for the same period, in each case assuming the investment of $100 on January 1, 1997. The Company's Peer Group Index consists of Kirby Corp., Maritrans, Inc., Seacor Smit, Inc., Stolt-Nielsen, S.A., Tidewater, Inc., and Trico Marine Services.



                                                                        FISCAL YEAR ENDING
                                            12/31/96       12/31/97       12/31/98      12/31/99         12/31/00   12/31/01
Seabulk International, Inc.                  100.0          119.08           23.12         2.46           42.20        16.42
Customer Selected Stock List                 100.0          116.31           61.21        66.56          106.75        91.92
NASDAQ Market Index                          100.0          122.32          172.52       213.15          197.87       157.73

              2. PROPOSAL TO AMEND THE SEABULK INTERNATIONAL, INC.
                   AMENDED AND RESTATED EQUITY OWNERSHIP PLAN

         Upon the recommendation of the Compensation Committee, the Board of Directors unanimously approved, subject to the consideration and approval of the shareholders of the Company, an amendment of the Seabulk International, Inc. Amended and Restated Equity Ownership Plan (the "Plan") to increase the number of shares of Common Stock ("Stock") available for issuance under the Plan from 800,000 to 1,300,000. The Plan was originally approved by the Board of Directors and shareholders of the Company in June 2000. Essentially all of the 800,000 shares currently in the Plan have been awarded, either as stock options or, in the case of 75,000 shares, as restricted stock. The Board of Directors believes that the success of the Company depends in part upon its ability to attract and retain highly qualified and competent officers and employees. The Board of Directors believes that incentive-based compensation enhances that ability and provides motivation to such persons to advance the interests of the Company and its shareholders. The Board's approval of the amendment to the Plan and recommendation that the shareholders adopt it follows a review and evaluation of the amended Plan by the Compensation Committee.

         A copy of the revised Plan is attached to this Proxy Statement as Appendix B. The following is a brief summary of certain provisions of the Plan, which summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms not specifically defined in this section shall have the same meaning given to such term in the Plan.

Material Features of the Plan

         Administration of the Plan. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has full authority in its discretion to determine the officers and employees of the Company or its affiliates to whom awards will be granted and the terms and provisions of such awards. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Agreements issued under the Plan and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all participants in the Plan.

         Participation in the Plan. Participants in the Plan are selected from among the Company's officers and employees who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. As of March 31, 2002, approximately 50 persons would be eligible for participation in the Plan.

         Awards Under the Plan. The Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"): (i) stock options, including "incentive stock options," within the meaning of Section 422 of the Code, and non-qualified stock options; (ii) stock appreciation rights, freestanding or granted in connection with all or any portion of a previously or contemporaneously granted Award; (iii) restricted stock; (iv) dividend equivalent rights; (v) performance awards; and (vi) phantom shares. Awards may be granted singly, in combination, or in tandem, as determined by the Committee in its discretion. Subject to the Plan, the Committee generally has the authority to fix the terms and number of Awards to be granted under the Plan.

         The exercise price for any option may be paid as follows: (a) in cash;
(b) with Stock that has been owned by the holder for at least six months prior to the date of exercise having an aggregate fair market value on the date of exercise equal to the exercise price; (c) by tendering a combination of cash and Stock; and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

         Stock Subject to the Plan. With the addition of the 500,000 new shares which are being requested herein for approval by the stockholders added to the 800,000 shares currently authorized and reserved, an aggregate of 1,300,000 shares of Stock will be authorized for issuance under the Plan, subject to adjustments as are appropriate to reflect any stock dividend, stock split or increase or decrease in shares of Stock without receipt of consideration by the Company. As 894,000 options and restricted stock have been granted to date under the Plan, and 113,000 unexercised options have been returned to the Plan through retirements, terminations, or exchanges, 519,000 shares will be available for issuance under the Plan upon approval by the stockholders of this Amendment.

         Effect of Certain Corporate Events. In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect in anticipation of such merger, consolidation, reorganization or tender offer, including the substitution of new Awards, the termination or adjustment of outstanding Awards, the acceleration of Awards or the removal of restrictions on outstanding Awards.

         Effect of Termination of Employment. The Plan provides that in the event of termination of a participant's service with the Company any Award under the Plan may be canceled, accelerated, paid or continued, as provided in the Stock Agreement or, in the absence of such provision, as the Committee, in its sole discretion, may determine.

         Termination and Amendment of the Plan. The Plan allows the Board of Directors, at any time, to amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. The Plan also provides that no such termination or amendment without the consent of the holder of an Award will adversely affect the rights of the participant under such Award.


Approval of the Proposed Amendment of the Plan

         The Compensation Committee and the Board of Directors of the Company have unanimously approved the amendment of the Plan. Amendment of the Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting.

         The Board unanimously recommends that the shareholders vote FOR the adoption of the proposed amendment of the Seabulk International, Inc. Amended and Restated Equity Ownership Plan.

           3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2002. The appointment of independent public accountants by the Board of Directors is submitted annually for ratification by the shareholders. A representative of Ernst & Young LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

                             4. OTHER MATTERS

         The Board of Directors has no knowledge of any additional business to be presented for consideration at the Meeting. Should any such matters properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such other matters and with respect to matters incident to the conduct of the Meeting. Certain financial and other information regarding the Company, including audited consolidated financial statements of the Company and its subsidiaries for the last fiscal year, is included in the Company's 2001 Annual Report to Shareholders mailed with this Proxy Statement.

         Shareholders may obtain a copy of the Company's Annual Report on Form 10-K and the schedules thereto by writing to Alan R. Twaits, Senior Vice President, General Counsel and Secretary, Seabulk International, Inc., 2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida 33316. Additional copies of this Proxy Statement and the accompanying proxy also may be obtained from Mr. Twaits.

         The affirmative vote of a plurality of the votes entitled to be cast represented in person or by proxy at the Meeting is required to elect Directors. The affirmative vote of a majority of the votes cast in person or by proxy is required to approve proposals 2 and 3. Shares represented by proxies marked "withhold authority" with respect to the election of a nominee for Director will be counted for the purpose of determining the number of shares represented by proxy at the Meeting. Such proxies thus will have the same effect as if the shares represented thereby were voted against such nominee. If a broker indicates on the proxy that it does not have discretionary authority to vote in the election of Directors, those shares will not be counted for the purpose of determining the number of shares represented by proxy at the Meeting.

         The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mail, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram, in person, or by electronic mail (e-mail). Mellon Investor Services, LLC, the Company's transfer agent, has been engaged as well. The Company has requested that brokerage houses, custodians, nominees, and fiduciaries forward soliciting materials to the beneficial owners of Common Stock of the Company and will reimburse them for their reasonable out-of-pocket expenses.

         A list of shareholders of record entitled to be present and vote at the Meeting will be available at the offices of the Company for inspection by the shareholders during regular business hours from April 30, 2002 to the date of the Meeting. The list will also be available during the Meeting for inspection by shareholders who are present. Votes will be tabulated by an automated system administered by Mellon Investor Services, LLC, the Company's transfer agent.

         In order to assure the presence of the necessary quorum at the Meeting, please vote by phone or Internet or sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. Signing and returning the proxy will not prevent you from attending the Meeting and voting in person, should you so desire.

                          SHAREHOLDER PROPOSALS FOR THE
                       2003 ANNUAL MEETING OF SHAREHOLDERS

         Any shareholder who wishes to present a proposal for consideration at the Annual Meeting of Shareholders to be held in 2003 must submit such proposal in accordance with the rules of the Securities and Exchange Commission. In order for a proposal to be included in the proxy materials relating to the 2003 Annual Meeting, it must be received by the Company no later than December 10, 2002. If a shareholder intends to submit a proposal at the 2003 Annual Meeting of Shareholders that is not eligible for inclusion in the proxy materials relating to that meeting, the shareholder must do so no later than February 28, 2003. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2003 Annual Meeting of Shareholders. Such proposals and notice should be addressed to Alan R. Twaits, Senior Vice President, General Counsel and Secretary, Seabulk International, Inc., 2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida 33316.

                                SEABULK INTERNATIONAL, INC.



                                By:  /s/ Alan R. Twaits
                                    -----------------------
                                Title:  Secretary

                                   Appendix A


                           SEABULK INTERNATIONAL, INC.

                             AUDIT COMMITTEE CHARTER



                                  Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate [or shall become financially literate within a reasonable period of time after appointment to the committee] and at least one member shall have accounting or related financial management expertise.

                               Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

                         Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.



The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the result of its examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.


APPROVED BY THE AUDIT COMMITTEE AT
THE JUNE 15, 2000 MEETING AND THE FULL
BOARD OF DIRECTORS AT THE AUGUST 15, 2000
MEETING.

                                   APPENDIX B

                              SEABULK INTERNATIONAL

                              AMENDED AND RESTATED

                              EQUITY OWNERSHIP PLAN

                                TABLE OF CONTENTS


                                                                                                               Page
SECTION 1:  DEFINITIONS...................................................................................     1

1.1      Definitions......................................................................................     1

SECTION 2   GENERAL TERMS.................................................................................     4

2.1      Purpose of the Plan..............................................................................     4
2.2      Stock Subject to the Plan........................................................................     4
2.3      Administration of the Plan.......................................................................     4
2.4      Eligibility and Limits...........................................................................     4

SECTION 3   TERMS OF AWARDS...............................................................................     5

3.1      Terms and Conditions of All Awards...............................................................     5
3.2      Terms and Conditions of Options..................................................................     5
         (a)      Option Price............................................................................     5
         (b)      Option Term.............................................................................     5
         (c)      Payment.................................................................................     6
         (d)      Conditions to the Exercise of an Option.................................................     6
         (e)      Termination of Incentive Stock Option...................................................     6
         (f)      Special Provisions for Certain Substitute Options.......................................     6
3.3      Terms and Conditions of Stock Appreciation Rights................................................     6
         (a)      Payment.................................................................................     7
         (b)      Conditions to Exercise..................................................................     7
3.4      Terms and Conditions of Stock Awards.............................................................     7
3.5      Terms and Conditions of Dividend Equivalent Rights...............................................     7
         (a)      Payment.................................................................................     7
         (b)      Conditions to Payment...................................................................     7
3.6      Terms and Conditions of Performance Unit Awards..................................................     7
         (a)      Payment.................................................................................     8
         (b)      Conditions to Payment...................................................................     8
3.7      Terms and Conditions of Phantom Shares...........................................................     8
         (a)      Payment.................................................................................     8
         (b)      Conditions to Payment...................................................................     8
3.8      Treatment of Awards Upon Termination of Employment...............................................     8

SECTION 4   RESTRICTIONS ON STOCK.........................................................................     8

4.1      Escrow of Shares.................................................................................     8
4.2      Forfeiture of Shares.............................................................................     9
4.3      Restrictions on Transfer.........................................................................     9

SECTION 5   GENERAL PROVISIONS............................................................................    10

5.1      Withholding......................................................................................    10
5.2      Changes in Capitalization; Merger; Liquidation...................................................    10
5.3      Compliance with Code.............................................................................    11
5.4      Right to Terminate Employment....................................................................    11
5.5      Restrictions on Delivery and Sale of Shares; Legends.............................................    11
5.6      Non-alienation of Benefits.......................................................................    11
5.7      Termination and Amendment of the Plan............................................................    11
5.8      Stockholder Approval.............................................................................    11
5.9      Choice of Law....................................................................................    11
5.10     Effective Date of Plan...........................................................................    12


                           SEABULK INTERNATIONAL, INC.
                              AMENDED AND RESTATED
                              EQUITY OWNERSHIP PLAN

         Seabulk International, Inc. hereby establishes this Plan to be called the Equity Ownership Plan to encourage certain employees of the Company to acquire Common Stock of the Company, to make monetary payments to certain employees based upon the value of the Common Stock, or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts of the employees for the success of the Company, for continuity of employment and to further the interests of the shareholders. This Equity Ownership Plan amends and restates in its entirety the Seabulk International, Inc. Stock Option Plan dated December 15, 1999.

                            SECTION 1 -- DEFINITIONS

         1.1 Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

                  (a) "Award" means any Stock Option, Stock Appreciation Right, Stock Award, Performance Unit Award, Dividend Equivalent Right, or Phantom Shares granted under the Plan.

                  (b) "Beneficiary" means the person or persons designated by a Participant to exercise an Award in the event of the Participant's death while employed by the Company, or in the absence of such designation, the executor or administrator of the Participant's estate.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Cause" means conduct by the Participant amounting to (1) fraud or dishonesty against the Company, (2) willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors of the Company, or knowing violation of law in the course of performance of the duties of Participant's employment with the Company, (3) repeated absences from work without a reasonable excuse, (4) repeated intoxication with alcohol or drugs while on the Company's premises during regular business hours, (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any employment or other agreement to which Participant and the Company are party.

                  (e) "Change in Control" shall be deemed to have occurred if
(i) a tender offer shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned company, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) other than through the issuance of additional Stock through a public offering or through a private equity offering. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended.

                  (g) "Committee" means the Compensation Committee of the Board of Directors.

                  (h) "Company" means Seabulk International Inc., a Delaware corporation.

                  (i) "Disability" has the same meaning as provided in the retirement plan maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Committee. In making its determination the Committee may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Committee may make the determination in its sole discretion and any decision of the Committee will be binding on all parties.

                  (j) "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

                  (k) "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Plan Section 3.5.

                  (l) "Fair Market Value" means, for any particular date,(i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the Over-the-Counter Bulletin Board Market ("OTCBB"), the last transaction price per share as quoted by the National Market of NASDAQ or the OTCBB, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market of NASDAQ or the OTCBB, but when prices for the Stock shall be reported by NASDAQ or the OTCBB, the closing bid price as reported by NASDAQ or the OTCBB, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day, or (iv) the market price per share of Stock as determined by a qualified valuation expert selected by the Board in the event neither (i), (ii), or (iii) above shall be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next succeeding day when the markets are open.

                  (m) "Incentive Stock Option" means an incentive stock option, as defined in Code Section 422, described in Plan Section 3.2.

                  (n) "Non-Qualified Stock Option" means a stock option, other than an option qualifying as an Incentive Stock Option, described in Plan
Section 3.2.

                  (o) "Option" means a Non-Qualified Stock Option or an Incentive Stock Option.

                  (p) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock constituting more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

                  (q) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Option, each of the corporations other than the company owns stock constituting 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (r) "Participant" means an individual who receives an Award hereunder.

                  (s) "Performance Unit Award" refers to a performance unit award described in Plan Section 3.6.

                  (t) "Phantom Shares" refers to the rights described in Plan
Section 3.7.

                  (u) "Plan" means the Seabulk International Inc. Amended and Restated Equity Ownership Plan.

                  (v) "Retirement" means a Participant's termination of employment after attaining age 62.

                  (w) "Stock" means the Company's common stock.

                  (x) "Stock Agreement" means an agreement between the Company and a Participant or other documentation evidencing an Award.

                  (y) "Stock Appreciation Right" means a stock appreciation right described in Plan Section 3.3.

                  (z) "Stock Award" means a stock award described in Plan
Section 3.4.

                  (aa) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock constituting 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (ab) "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company and its affiliates regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause. In the event that a Participant who has been granted a Non-Qualified Stock Option hereunder ceases to be an employee but remains a member of the Board, no Termination of Employment shall be deemed to have occurred until the Participant ceases to be a member of the Board.

                  (ac) "Vested" means that an Award is nonforfeitable and exercisable with regard to a designated number of shares of Stock.

                           SECTION 2 -- GENERAL TERMS

         2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to officers and employees of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers and employees by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding personnel.

         2.2 Stock Subject to the Plan. Subject to adjustment in accordance with
Section 5.2, 1,300,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved and subject to issuance under the Plan. At no time shall the Company have outstanding Awards and shares of Stock issued in respect to Awards in excess of the Maximum Plan Shares. To the extent permitted by law, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited, canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

         2.3 Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the officers and employees of the Company or its affiliates to whom Awards shall be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

         2.4 Eligibility and Limits. Participants in the Plan shall be selected by the Committee from among those employees of the Company and its affiliates who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which Stock Options intended to meet the requirements of Code Section 422 that become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s).


                          SECTION 3 -- TERMS OF AWARDS

         3.1      Terms and Conditions of All Awards.

                  (a) The number of shares of Stock as to which an Award shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Sections 2.2 and 2.4 as to the total number of shares available for grants under the Plan.

                  (b) Each Award shall be evidenced by a Stock Agreement in such form as the Committee may determine is appropriate, subject to the provisions of the Plan.

                  (c) The date an Award is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Agreement and has determined the recipient of the Award and the number of shares covered by the Award and has taken all such other action necessary to complete the grant of the Award.

                  (d) The Committee may provide in any Stock Agreement a vesting schedule. The vesting schedule shall specify when such Awards shall become Vested and thus exercisable. Notwithstanding any vesting schedule which may be specified in a Stock Agreement, in the event of any Termination of Employment other than by reason of death or Disability within 2 years following a Change of Control the Awards granted under the Plan shall become 100% Vested and exercisable except to the extent that the exercisability of any such Award would result in an "excess parachute payment" within the meaning of Section 280G of the Code.
                  (e) Awards shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant, or in the event of the Disability of the Participant, by the legal representative of the Participant.

         3.2 Terms and Conditions of Options. At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan, as amended and restated, is adopted or approved by the Company's stockholders.

                  (a) Option Price. Subject to adjustment in accordance with
Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of the Stock purchasable under any Option shall be as set forth in the applicable Stock Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant for an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.

                  (b) Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. In either case, the Committee may specify a shorter term and state such term in the Stock Agreement.

                  (c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Agreement provides, (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or (ii) by tendering a combination of cash and Stock. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

                  (d) Conditions to the Exercise of an Option. Each Option granted under the Plan shall be exercisable at such time or times or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may, except as provided in Section 3.2(e), permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Agreement to the contrary.

                  (e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year shall be substituted for such three
(3) month period. For purposes of this Subsection (e), Termination of Employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

                  (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

         3.3 Terms and Conditions of Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Award or not in connection with an Award. A Stock Appreciation Right shall entitle the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified price which, in the case of a Stock Appreciation Right granted in connection with an Option, shall be not less than the Exercise Price for that number of shares. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with an Award shall result in a pro rata surrender or cancellation of any related Award to the extent the Stock Appreciation Right has been exercised.

                  (a) Payment. Upon payment or exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Agreement or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

         3.4 Terms and Conditions of Stock Awards. The numbers of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, shall be as the Committee determines, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

         3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right shall entitle the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

                  (a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Agreement or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Dividend Equivalent Right; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

         3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified number of units (stated in terms of a designated dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under specified conditions.

                  (a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Agreement or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Performance Unit Award; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

         3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment.

                  (a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Agreement or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Payment. Each Phantom Share granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Phantom Share; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

         3.8 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who suffers a Termination of Employment may be canceled, accelerated, paid or continued, as provided in the Stock Agreement or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

                       SECTION 4 -- RESTRICTIONS ON STOCK

         4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant's name, but, if the Stock Agreement so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"). Each Stock Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the Stock Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the Stock Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the Stock Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the Stock Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the Stock Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or the Company, as applicable.

         4.2 Forfeiture of Shares. Notwithstanding any vesting schedule set forth in any Stock Agreement or any other agreement with the Company or its affiliates, in the event that the Participant violates a non competition agreement as set forth in the Stock Agreement, all Awards and shares of Stock issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

         4.3 Restrictions on Transfer. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the Stock Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the Stock Agreement shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the Stock Agreement, and the shares so transferred shall continue to be bound by the Plan and the Stock Agreement.

                         SECTION 5 -- GENERAL PROVISIONS

         5.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the Stock Agreement provides, a Participant may also elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of an Award (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

                  (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

                  (b) Any Withholding Election made will be irrevocable; however, the Committee may in its sole discretion approve and give no effect to the Withholding Election.

         5.2      Changes in Capitalization; Merger; Liquidation.

                  (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

                  (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award.

                  (c) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         5.3 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

         5.4 Right to Terminate Employment. Nothing in the Plan or in any Award shall confer upon any Participant the right to continue as an employee or officer of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's employment at any time.

         5.5 Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         5.6 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

         5.7 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of an Award shall adversely affect the rights of the Participant under such Award.

         5.8 Stockholder Approval. The Plan shall be approved by the holders of a majority of the Shares of Stock entitled to vote represented in person or by proxy at a meeting duly called.

         5.9 Choice of Law. The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law.

         5.10 Effective Date of Plan. The Plan, as amended and restated, shall become effective upon the date the Plan is approved by the stockholders of the Company.

                             SEABULK INTERNATIONAL, INC.

                             By:
                                 ------------------------------------------

                             Title:
                                    ----------------------------------------

Attest:


Secretary

         [CORPORATE SEAL]

[card front]
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


SEABULK INTERNATIONAL, INC. -- COMMON STOCK PROXY -- for the Annual Meeting of Shareholders at 10:30 a.m. local time, Tuesday, May 14, 2002 at the Port Everglades Administration Building, 1850 Eller Drive, Fort Lauderdale, Florida.

    The undersigned hereby appoints Gerhard E. Kurz and Alan R. Twaits, or either of them, with full power of substitution, as Proxies to represent and vote all of the shares of Common Stock of Seabulk International, Inc. held of record by the undersigned at the above-stated Annual Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 12, 2002, as follows:

1.  ELECTION OF DIRECTORS
    Nominees: Peter H. Cressy, Gerhard E. Kurz and Donald R. Shepherd
         / / FOR all Nominees / / WITHHELD as to all Nominees
    FOR, except vote withheld as to the following nominee(s):

         /  / ----------------------------------------------

2. PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT OF THE SEABULK INTERNATIONAL, INC. AMENDED AND RESTATED EQUITY OWNERSHIP PLAN
         /  / FOR                   /  / AGAINST                   /  / ABSTAIN
3.  PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
    COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
         /  / FOR                /  / AGAINST                      /  / ABSTAIN
4. TO TAKE ANY ACTION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING

This proxy, when properly executed, will be voted as specified. If no specification is made, it will be voted for Messrs. Cressy, Kurz and Shepherd as Directors, for proposals 2 and 3, and in the discretion of the Proxy or Proxies on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW    /   /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING / / CALL 954-524-4200, x333 TO CONFIRM YOUR ATTENDANCE.

[card reverse]

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.


Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 2002 Annual Meeting and Proxy Statement and 2001 Annual Report to Shareholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


----------------------------------       ---------------------------------------
SIGNATURE                     DATE       SIGNATURE                        DATE


                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet: http://www.proxyvote.com -- Use the Internet to vote your proxy. Have your proxy card in hand when you access the Website. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

Telephone: 1-800-435-6710 - Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
                                       OR
Mail: Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

              If you vote your proxy by Internet or by telephone,
                you do NOT need to mail back your proxy card.